Looking for the % of UPB in each of the cells below

Each of the FICO/LTV strat groups will add up to 100%

Saxon Mortgage 2004-3

1st mortgages
	FICO
LTV	>700	651-700	601-650	551-600	501-550	450-500	<450	Total
>100	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
90.01-100	0.69	1.93	1.90	0.45	0.28	0.00	0.00	5.24
80.01-90	1.32	3.25	9.64	10.01	5.82	0.18	0.07	30.29
70.01-80	6.03	14.12	14.71	10.14	3.93	0.11	0.10	49.15
60-70	0.40	1.06	2.20	3.75	1.98	0.26	0.06	9.71
<60	0.09	0.82	1.39	1.97	1.26	0.00	0.09	5.61
	8.51	21.19	29.84	26.32	13.27	0.55	0.31	100.00

2nd Mortgages
	FICO
LTV	>700	651-700	601-650	551-600	501-550	450-500	<450	Total
>100	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
90.01-100	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
80.01-90	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
70.01-80	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
60-70	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
<60	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00